UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 19, 2019
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

CLASS B COMMON STOCK	NKE	NEW YORK STOCK EXCHANGE
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Thursday, September 19, 2019, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Cathleen A. Benko	307,289,928	6,173,000	0
Elizabeth J. Comstock	307,289,928	6,173,000	0
John G. Connors	313,462,928	0	0
Timothy D. Cook	313,462,928	0	0
John J. Donahoe II	313,462,928	0	0
Travis A. Knight	313,462,928	0	0
Mark G. Parker	313,462,928	0	0
John W. Rogers, Jr.	313,462,928	0	0
John R. Thompson, Jr.	313,462,928	0	0

Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	802,077,648	165,297,763	110,885,246
Peter B. Henry	962,813,441	4,561,971	110,885,246
Michelle A. Peluso	952,226,139	15,149,272	110,885,246

  Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,236,909,822	39,015,095	4,913,422	110,885,246

Proposal 3 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending May 31, 2020.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
1,351,533,664	38,662,803	1,527,118	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	September 23, 2019	By:	/s/ Andrew Campion
Andrew Campion
Executive Vice President and Chief Financial Officer